UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2006

S&P Managed Futures Index Fund, LP

(Exact name of registrant as specified in its charter)

Delaware	000-50565	90-0080448
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification
of incorporation)		Number)

c/o RefcoFund Holdings, LLC
One World Financial Center 200 Liberty Street – Tower A New York, New York 10281
(Address of principal executive offices)

(212) 693-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange  Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Current Status of Fund Operations.

As stated in the notice provided by PlusFunds Group, Inc. (“PlusFunds”), the investment manager of the SPhinX Managed Futures Fund SPC (the “SPhinX Fund”), the Bankruptcy Court has rescheduled the trial date with respect to the preference action against the SPhinX Fund.  It is anticipated that the Judge will set a hearing date of on or about March 31, 2006.  A copy of the notice to investors distributed by PlusFunds is attached as Exhibit 99.1 hereto.

Due to the current situation with the PlusFunds and the SPhinX Fund, PlusFunds personnel has not been able to provide specific guidance in regard to the issuance of  2005 tax forms to the Fund. Until PlusFunds advises the Fund as to delivery of this information, the Fund cannot finalize a date for the issuance of 2005 tax forms to investors in the Fund.

Item 9.01.  Financial Statements and Exhibits

(d)          Exhibits

99.1                           Notice to Investors dated January 12, 2006 by PlusFunds Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

S&P Managed Futures Index Fund, LP By: RefcoFund Holdings, LLC, as General Partner
(Registrant)

	By:	/s/ Richard C. Butt
Date: January 18, 2006	Name: Richard C. Butt
Title: President and Manager